UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 30, 2008


                              IMMERSION CORPORATION
             (Exact name of registrant as specified in its charter)

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           Delaware                   000-27969                 94-3180138
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)

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                                  801 Fox Lane
                           San Jose, California 95131
               (Address of principal executive offices) (Zip Code)

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       Registrant's telephone number, including area code: (408) 467-1900


                                 Not Applicable
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     (d) On April 30, 2008, Clent Richardson, the newly appointed President and Chief Executive Officer of Immersion Corporation (the "Company"), was elected to the Board of Directors of the Company (the "Board"). Additionally, the Board determined that Mr. Richardson will serve as a Class II director, and he will stand for election at the Company's 2010 annual meeting of stockholders.

     Mr. Richardson, age 46, became the Company's President and Chief Executive Officer effective April 28, 2008, and was previously chief marketing officer of TiVo, Inc., a provider of technology and services for digital video recorders, from July 2007 through March 2008. In April 2004, Mr. Richardson joined Nortel Networks Inc., a telecommunications networks and solutions company, as vice president of Global Marketing, Enterprise Networks and was promoted to chief marketing officer in October 2004 and served in that capacity through February 2006. From August 2003 to November 2003, Mr. Richardson was a management consultant for America Online, Inc., an internet services and media company. From April 2001 to March 2003, Mr. Richardson was chief sales and marketing officer and a member of the board of directors of T-Mobile U.K., a wireless phone company, and concurrently chairman of T-Mobile Retail, Ltd. Mr. Richardson served as vice president, Worldwide Developer Relations from December 1997 to March 2001 and also as vice president, Worldwide Solutions Marketing (from February 2000 to March 2001) for Apple Computer, Inc., a consumer electronics and software manufacturer. Prior to December 1997, Mr. Richardson served as vice president, Marketing and Sales for Design Intelligence, Inc.; senior manager, Evangelism for Apple Computer, Inc.; vice president and director of Sales for Foster Ousley Conley, Inc.; and held several sales and management positions within GTE Corporation (now part of Verizon) over a five year period including group manager, Major Accounts in California for GTE Mobilenet, a subsidiary of GTE Corporation. Mr. Richardson holds a B.A. in Counseling Psychology from Antioch University.

     (e) On April 30, 2008, the independent members of the Board approved the Immersion Corporation 2008 Employment Inducement Award Plan (the "Plan"). The Plan has not been approved by the Company's stockholders. Under the Plan, the Company may grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, and other stock-based or cash-based awards. The awards may be granted to new employees where the grant of such awards is an inducement material to the employee's entering into employment with the Company in accordance with Nasdaq Marketplace Rule 4350(i)(1)(iv). The Plan authorizes the issuance of up to 1,800,000 shares of the Company's common stock. Additionally, on April 30, 2008, the Board approved the form of notice of grant and stock option agreement for use with the Plan.

     Pursuant to the Plan, the Company granted Mr. Richardson an option to purchase 675,000 shares of the Company's common stock. The option will be effective as of May 14, 2008, with an exercise price equal to the closing price of the Company's common stock on the Nasdaq Stock Market on May 14, 2008. Twenty-five percent (25%) of the option vests one year following the vesting commencement date, with the remaining portion of the option vesting monthly in 36 substantially equal installments. The vesting commencement date of the option

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is April 24, 2008. Pursuant to Mr. Richardson's retention and ownership change event agreement, the option will accelerate and vest in full in the event of a change of control of the Company. The option will expire on May 14, 2018.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               IMMERSION CORPORATION


Date:  May 5, 2008             By:  /s/ Stephen M. Ambler
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                                    Stephen M. Ambler
                                    Chief Financial Officer and Vice President,
                                    Finance